NEWS RELEASE
FOR IMMEDIATE RELEASE

TEAM, INC. ANNOUNCES ONE-FOR-TEN REVERSE STOCK SPLIT

SUGAR LAND, TX – December 9, 2022 – Team, Inc. (NYSE: TISI) (“TEAM” or the “Company”), a global leading provider of integrated, digitally-enabled asset performance assurance and optimization solutions, today announced that the Board of Directors of the Company (the “Board”) has approved a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.30 per share (the “Common Stock”), at a ratio of one-for-ten (the “Reverse Stock Split”). The Company’s shareholders granted authority to the Board to effect the Reverse Stock Split at the Company’s Special Meeting of Shareholders held on November 2, 2022, as adjourned to November 8, 2022. The Reverse Stock Split is scheduled to take effect at approximately 5:00 p.m. Eastern Time on December 21, 2022 (the “Effective Time”).

At the Effective Time, every ten issued and outstanding shares of Common Stock will be converted into one share of Common Stock, with a proportionate reduction in the Company’s authorized shares of Common Stock. The par value of each share of Common Stock will remain unchanged. The shares are expected to begin trading on a split-adjusted basis at market open on December 22, 2022. Trading in the Common Stock will continue on the New York Stock Exchange (“NYSE”) under the symbol “TISI,” but the security will be assigned a new CUSIP number.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that otherwise would receive fractional shares will be entitled to receive, in lieu of such fractional shares, cash in an amount determined on the basis of the closing price of the Common Stock on the NYSE on December 21, 2022. The Reverse Stock Split will apply to all of the outstanding shares of Common Stock as of the Effective Time. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s outstanding warrants, equity awards and convertible securities, as well as the applicable exercise prices.

Computershare Trust Company, N.A. (“Computershare”), the Company’s transfer agent, will act as the exchange agent for the reverse stock split. Shareholders with certificated shares will receive a letter of transmittal from Computershare with instructions on how to surrender certificates representing pre-split shares. Shareholders should not send in their pre-split certificates until they receive a letter of transmittal from Computershare. Shareholders with book-entry shares or who hold their shares through a bank, broker or other nominee will not need to take any action.

Additional information about the Reverse Stock Split and the related charter amendment can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 19, 2022.

About Team, Inc.

Headquartered in Sugar Land, Texas, Team Inc. (NYSE: TISI) is a global leading provider of integrated, digitally-enabled asset performance assurance and optimization solutions. We deploy conventional to highly specialized inspection, condition assessment, maintenance and repair services that result in greater safety, reliability and operational efficiency for our client’s most critical assets. Through locations in more than 20 countries, we unite the delivery of technological innovation with over a century of progressive, yet proven integrity and reliability management expertise to fuel a better tomorrow. For more information, please visit www.teaminc.com.

Forward Looking Statements

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. The Company has made reasonable efforts to ensure that the information, assumptions, and beliefs upon which this forward-looking information is based are current, reasonable, and complete. However, such forward-looking statements involve estimates, assumptions, judgments, and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements, including but not limited to, the Company’s expectations relating to the Reverse Stock Split and its plans to regain NYSE compliance. Many factors could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Although it is not possible to identify all of these factors, they include, among others, the impact of negative market conditions, including inflation, foreign exchange rate fluctuations, volatility in the financial and credit markets, and future economic uncertainties, particularly in industries in which we are heavily dependent; the impact of the ongoing conflict in Ukraine; the duration and magnitude of accidents, extreme weather, natural disasters, and public health crises (such as COVID-19) and related economic effects; the Company’s liquidity and ability to obtain additional financing; the Company’s ability to execute on its cost management actions, the impact of new or changes to existing governmental laws and regulations and their application, including tariffs requirements; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency exchange rate and interest rate fluctuations; the Company’s ability to successfully divest assets on terms that are favorable to the Company; the Company’s ability to repay, refinance or restructure its debt and the debt of certain of its subsidiaries; anticipated or expected purchases or sales of assets; the Company’s continued listing on the New York Stock Exchange; and such known factors as are detailed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including statement regarding the Company’s financial prospects and the implementation of cost saving measures, will occur or that objectives will be achieved and actual results may differ materially from those that are expected. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:
Nelson Haight
Executive Vice President, Chief Financial Officer
(281) 388-5521